Exhibit 10.1

INTERIM CHIEF EXECUTIVE OFFICER

EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) made as of January 27, 2014 (the “Effective Date”), by and between Amerilithium Corp., a Nevada corporation, with offices at 871 Coronado Center Dr., Suite 200, Henderson, NV 89052 (hereinafter called the “Company”), and Ernest B. Remo, with an address at PO Box 2568, Del Mar, CA 92014 (hereinafter called the “Executive”).

W I T N E S S E T H:

WHEREAS, Matthew Worrall is resigning as Chief Executive Officer, President, director and any and all other positions to which he may have been previously or at any time appointed, regardless of whether or not he served in such capacity, of the Company and in anticipation thereof, the Company wishes to employ the Executive as its Interim Chief Executive Officer and director until such time as the Company can find a permanent Chief Executive Officer to replace Mr. Worrall;

WHEREAS, the Company desires to employ the Executive to perform services for the Company as its Interim Chief Executive Officer, and the Executive desires to perform such services for the Company as its Interim Chief Executive Officer, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

EMPLOYMENT

The Company agrees to employ the Executive, and the Executive agrees to serve the Company in an executive capacity upon the terms and conditions hereinafter set forth.

2.

TERM

The term of this Agreement shall be until the earlier of six months or until such time as the Company finds a permanent Chief Executive Officer, beginning on the Effective Date (the “Term”).

3.

COMPENSATION

(a)  Base Salary. Subject to the Company completing a qualified financing (as defined below) during the Term hereof, the Company agrees to pay the Executive during the Term hereof a salary at the rate of five thousand dollars ($5,000) per month with a maximum aggregate salary of twenty thousand dollars ($20,000).  All salary, bonus, or other compensation payable to the Executive shall be subject to the customary withholding, FICA, medical and other tax and other employment taxes and deductions as required by federal, state and local law with respect to compensation paid by an employer to an employee. A Qualified Financing shall be deemed completed upon the funding of the Company of one hundred thousand dollars (US$100,000) through the issuance of either debt or equity securities of the Company.

4.

DUTIES

The Executive is hereby employed as Interim Chief Executive Officer of the Company and shall perform the following services in connection with the general business of the Company:

(a)

Duties as Interim Chief Executive Officer. Executive shall have such duties, responsibilities and authority as are commensurate and consistent with the position of Interim Chief Executive Officer of a company and as may, from time to time, be assigned to him by the Board of Directors including but not limited to (i) exploring strategic business opportunities in different industries; (ii) improving the financial position of the Company; and (iii) evaluating and determining the direction of the current business . Executive shall report directly to the Board of Directors. The Executive will comply and be bound by the Company’s written operating policies, procedures and practices from time to time in effect during Executive’s employment.  Executive represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

(b)

Compliance.   The Executive hereby agrees to observe and comply with such reasonable rules and regulations of the Company as may be duly adopted from time to time by the Company's Board of Directors and otherwise to carry out and perform those orders, directions and policies stated to him from time to time by the Company's Board of Directors, either as specified in the minutes of the proceedings of the Board of Directors of the Company or otherwise in writing that are reasonably necessary and appropriate to carry out his duties hereunder. Such orders, directions and policies shall be legal and shall be consistent with the Executive's position as Interim Chief Executive Officer.

5.

EXTENT OF SERVICES

The Executive agrees to serve the Company faithfully and to the best of his ability and shall devote his full time, attention and energies to the business of the Company during customary business hours. The Executive agrees to carry out his duties in a competent and professional manner and to at all times promote the best interests of the Company. Nothing contained herein shall be construed as preventing the Executive from investing in any other business or entity which is not in competition with the business of the Company.  Nothing contained herein shall be construed as preventing the Executive from (1) engaging in personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of such activities materially interferes with the performance of his duties under this Agreement and provided further that the Board of Directors approves of each such proposed appointment which approval shall not be unreasonably withheld.

6.

BENEFITS AND EXPENSES

The parties agree and acknowledge that Mr. Remo will not participate in any of the Company’s employee benefit plans.  For example, Mr. Remo will not (a) be a participant in the Company’s Stock Incentive Plan, (b) will not be eligible for an incentive bonus, and (c) will not participate in the Company’s health benefit programs.

7.

TERMINATION; DISABILITY; RESIGNATION; TERMINATION WITHOUT CAUSE

(a)

Termination for Cause.  The Company shall have the right to terminate the Executive's employment hereunder:

(1)

For Cause upon such termination, Executive shall have no further duties or obligations under this Agreement (except as provided in Section 8) and the obligations of the Company to Executive shall be as set forth below.  For purposes of this Agreement, “Cause” shall mean:

(A)

Executive’s indictment or conviction of a felony or any crime involving moral turpitude under federal, state or local law;

(B)

Executive’s failure to perform (other than as a result of Executive's being Disabled), in any material respect, any of his duties or obligations under or in accordance with this Agreement for any reason whatsoever and the Executive fails to cure such failure within ten business days following receipt of notice from the Company;

(C)

Executive commits any dishonest, malicious or grossly negligent act which is materially detrimental to the business or reputation of the Company, or the Company’s business relationships, provided, however, that in such event the Company shall give the Executive written notice specifying in reasonable detail the reason for the termination;

(D)

Any intentional misapplication by Executive of the Company’s funds or other material assets, or any other act of dishonesty injurious to Employer committed by Executive; or

(E)

Executive’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Board of Directors reasonably determines renders Executive unfit to serve in his capacity as a senior executive of the Company.

In the event the Company terminates the Executive's employment for cause, then the Executive shall be entitled to receive, pro-rata through the date of such termination, his base salary as defined in Section 3(a) hereof.

(b)

Disability. The Company shall have the right to terminate the Executive's employment hereunder:

(1)

By reason of the Executive's becoming Disabled for an aggregate period of ninety (90) days in any consecutive three hundred sixty (360) day period (the “Disability Period”).

(A)

“Disabled” as used in this Agreement means that, by reason of physical or mental incapacity, Executive shall fail or be unable to substantially perform the essential duties of his employment with or without reasonable accommodation.

(B)

In the event Executive is Disabled, during the period of such disability he shall continue to receive his base compensation in the amount set forth in Section 3(a) hereof, which base compensation shall be reduced by the amount of all disability benefits he actually receives under any disability insurance program in place with the Company until the first to occur of (1) the cessation of the Disability or (2) the termination of this Agreement by the Company.  During the period of Disability and prior to termination, the Executive shall continue to receive the benefits provided in Section 6 hereof.

(C)

For the purposes of this Section 7(b), any amounts to be paid to Executive by the Company pursuant to subsection (B) above, shall not be reduced by any disability income insurance proceeds received by him under any disability insurance policies owned or paid for by the Executive.

(D)

If the Executive is terminated at the end of the Disability Period, then the Executive shall receive, through the date of termination, his base salary as defined in Section 3(a) hereof.

(c)

Death. The Company's employment of the Executive shall terminate upon his death and all payments and benefits shall cease upon such date provided, however, that under this Agreement the estate of such Executive shall be entitled to receive, through the date of termination, his base salary as defined in Section 3(a) hereof.

(d)

Resignation. If the Executive voluntarily resigns during the Term of this Agreement, then all payments and benefits shall cease on the effective date of resignation, provided that under this Agreement the Executive shall be entitled to receive, through the date of such resignation, his base salary as defined in Section 3(a) hereof.

8.

CONFIDENTIALITY; RESTRICTIVE COVENANTS; NON COMPETITION

(a)

Non-Disclosure of Information.

(1)

The Executive recognizes and acknowledges that by virtue of his position as a key executive, he will have access to the lists of the Company's referral sources, suppliers, advertisers and customers, financial records and business procedures, sales force and personnel, programs, software, selling practices, plans, special methods and processes for electronic data processing, special techniques for testing commercial and sales materials and products, custom research services in product development, marketing strategy, product manufacturing techniques and formulas, and other unique business information and records (collectively “Proprietary Information”), as same may exist from time to time, and that they are valuable, special and unique assets of the Company's business. The Executive also may develop on behalf of the Company a personal acquaintance with the present and potential future clients and customers of the Company, and the Executive’s acquaintance may constitute the Company’s sole contact with such clients and customers.

(2)

The Executive will not, without the prior written consent of the Company, during the Term of his employment or any time thereafter, except as may be required by competent legal authority or as required by the Company to be disclosed in the course of performing Executive’s duties under this Agreement, disclose trade secrets or other confidential information about the Company, including but not limited to Proprietary Information, to any person, firm, corporation, association or other entity for any reason or any purpose whatsoever or utilize such Proprietary Information for his own benefit or the benefit of any third party; .provided, however, that nothing contained herein shall prohibit the Executive from using his personal acquaintance with any clients or customers of the Company at any time in a manner that is not inconsistent with their remaining as clients or customers of the Company.

(3)

All equipment, records, files, memoranda, computer print-outs and data, reports, correspondence and the like, relating to the business of the Company which Executive shall use or prepare or come into contact with shall remain the sole property of the Company.  The Executive shall immediately turn over to the Company all such material in Executive's possession, custody or control at such time as this Agreement is terminated.

(4)

“Proprietary Information” shall not include information that was a matter of public knowledge on the date of this Agreement or subsequently becomes public knowledge other than as a result of having been revealed, disclosed or disseminated by Executive, directly or indirectly, in violation of this Agreement.

(b)

Non-Solicitation.  The  Executive covenants and agrees that during the term of his employment, and for a two (2) year period immediately following the end of the Term of or earlier termination of this Agreement, regardless of the reason therefor, the Executive shall not solicit, induce, aid or suggest to: (1) any employee to leave such employ, (2) any contractor, consultant or other service provider to terminate such relationship, or (3) any customer, agency, vendor, or supplier of the Company to cease doing business with the Company.

(c)

Non-Competition.  For purposes of this Section 8(c) the parties agree that the “business of the Company” shall be defined to include the development, manufacture, packaging, advertising, marketing, distribution and sale of turf or turf related products.

The Executive covenants and agrees that during the Term, Executive shall not engage in any activity or render service in any capacity, directly or indirectly, (whether as principal, director, officer, investor, employee, consultant or otherwise) for or on behalf of any person or persons or entity in the United States or anywhere else in the world if such activity or service directly or indirectly involves or relates to any (1) business which is in competition with the business of the Company or (2) other business acquired or begun by the Company during the period of the Executive’s employment hereunder but in the latter event only if the Executive was directly involved in the operation of such other business. It is understood and agreed that nothing herein contained shall prevent the Executive from engaging in discussions concerning business arrangements to become effective upon the expiration of the term of this covenant not to compete.

(d)

Enforcement.  In view of the foregoing, the Executive acknowledges and agrees that it is reasonable and necessary for the protection of the good will, business, trade secrets, confidential information and Proprietary Information of the Company that he makes the covenants in this Section 8 and that the Company will suffer irreparable injury if the Executive engages in the conduct prohibited by Section 8 (a), (b) or (c) of this Agreement. The Executive agrees that upon a breach, threatened breach or violation by him of any of the foregoing provisions of this Section 8, the Company, in addition to all other remedies it may have including an action at law for damages, shall be entitled as a matter of right to injunctive relief, specific performance or any other form of equitable relief in any court of competent jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, to enjoin and restrain the Executive and each and every other person, partnership, association, corporation or organization acting in concert with the Executive, from the continuance of any action constituting such breach. The Company shall also be entitled to recover from the Executive all of its reasonable costs incurred in the enforcement of this Section 8 including its reasonable legal fees. The Executive acknowledges that the terms of Section 8(a), (b) and (c) are reasonable and enforceable and that, should there be a violation or attempted or threatened violation by the Executive of any of the provisions contained in these subsections, the Company shall be entitled to relief by way of injunction, specific performance or other form of equitable relief.  In the event that any of the foregoing covenants in Sections 8 (a), (b) or (c) shall be deemed by any court of competent jurisdiction, in any proceedings in which the Company shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

(e)

Independent Covenants.   The Company and the Executive agree that the covenants contained in this Section 8 shall each be construed as a separate agreement independent of any of the other terms and conditions of this Agreement, and the existence of any claim by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense by the Executive to the Company’s enforcement of any of the covenants of this Section 8.

9.

DISCLOSURE AND ASSIGNMENT OF RIGHTS.

(a)

Disclosure.  The Executive agrees that he will promptly assign to the Company or its nominee(s) all right, title and interest of the Executive in and to any and all ideas, inventions, discoveries, secret processes, and methods and improvements, together with any and all patents or other forms of intellectual property protection that may be obtainable in connection therewith or that may be issued thereon, such as trademarks, service marks and copyrights, in the United States and in all foreign countries, which the Executive may invent, develop, or improve or cause to be invented developed or improved, on behalf of the Company while engaged in Company related decisions, during the Term or within six (6) months after the Term or earlier termination of this Agreement, which are or were related to the scope of the Company’s business or any work carried on by the Company or to any problems and projects specifically assigned to the Executive. All works and writings which relate to the Company’s business are works for hire under the Copyright Act, and any and all copyrights therefor shall be placed in the name of and inure to the benefit of the Company.

(b)

Assignment of Interest.  The Executive agrees to disclose immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, processes, methods and improvements covered by the terms of this Section 9 and to execute, at the Company’s expense, all documents reasonably required in connection with the Company’s application for appropriate protection and registration under the federal and foreign patent, trademark, and copyright law and the assignment thereof to the Company’s nominee (s). The Executive hereby appoints the Company’s Chairman as true and lawful attorney in fact with full powers of substitution and delegation to execute acknowledge and deliver any such instruments and assignments, which the Executive shall fail or refuse to execute or deliver.

10.

INDEMNIFICATION.

The Company shall indemnify the Executive to the maximum extent permitted under the Nevada Revised Statutes, or any successor thereto, and shall promptly advance any expenses incurred by the Executive prior to the final disposition of the proceeding to which such indemnity relates upon receipt from the Executive of a written undertaking to repay the amount so advanced if it shall be determined ultimately that the Executive is not entitled to indemnity under the standards set forth in the Nevada Revised Statutes or its successor.  The Employer shall use commercially reasonable efforts to obtain and maintain throughout the Term of the employment of the Executive hereunder directors’ and officers’ liability insurance for the benefit of the Executive.  The indemnification obligations of the Company under this Section 10 shall survive the termination of the Term or of this Agreement for any reason whatsoever unless the Agreement is terminated for cause.

11.

NOTICES.

(a)

Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (2) the next business day if sent by overnight courier, or (3) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below.

The Company:

Amerilithium Corp.

871 Coronado Center Dr., Suite 200 Henderson,

NV 89052

If to the Executive:

Executive’s address specified above.

(b)

The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this Section 11.

12.

MISCELLANEOUS PROVISIONS

(a)

This agreement represents the entire Agreement between the parties and supersedes any prior agreement or understanding between them with respect to the subject matter hereof.  No provision hereof may be amended, modified, terminated, or revoked except by a writing signed by all parties hereto.

(b)

This Agreement shall be binding upon parties and their respective heirs, legal representatives, and successors.  The rights and interests of Company hereunder may be assigned to (1) a subsidiary or affiliate of the Company or (2) a successor business or successor business entity that is not a subsidiary or affiliate of the Company without the Executive's prior written consent; provided, however, that in either case the assignee continues the same business of the Company. The rights, interests and obligations of Executive are non-assignable.

(c)

No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party against whom the waiver is asserted, and no such waiver shall be deemed the waiver of any subsequent breach or default of the same or similar nature.

(d)

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(e)

The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

(f)

Wherever it appears appropriate from the context, each term stated in this the singular or the plural shall include the singular and the plural.

(g)

The parties hereto agree that they will take such action and execute and deliver such documents as may be reasonably necessary to fulfill the terms of this Agreement.

(h)

The agreements and covenants set forth in Section 8 above shall survive termination or expiration of this Agreement.

(i)

The Executive represents and warrants that he is not subject to any prohibition or restriction, oral or written, preventing him from entering into this Agreement and undertaking his duties hereunder.

(j)

The Executive acknowledges that he has consulted with counsel and been advised of his rights in connection with the negotiation, execution and delivery of this Agreement including in particular Section 8 of this Agreement.

13.

Governing Law.  The Agreement shall be construed in accordance with the laws of the State of New Jersey and any dispute under this Agreement will only be brought in the state and federal courts located in the State of New Jersey.

14.

Waiver of Jury Trail. THE EXECUTIVE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY ENTERING INTO THIS AGREEMENT. THE COMPANY’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

AMERILITHIUM CORP.

By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer

EXECUTIVE

/s/ Ernest B. Remo
By: Ernest B. Remo